CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED. CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933 AS AMENDED.

                                                               EXHIBIT NO. 10.55


          Amendment to Distributorship Agreement between Med-Tec Iowa, Inc., and Implant Sciences Corporation dated 26 January 2000


     This amendment changes the mandatory weekly minimum seed purchase in section 1.1 and described Exhibit A of the agreement.

     In section 1.1 the "start-up" period shall begin February 1, 2001 and end [*] months later. Also in section 1.1, the definition of the number of weeks in the month during the start-up period is the number of work days in the month divided by five. Days in each partial workweek will be counted as 1/5 of a week. For example, January 2001 contains 4 full workweeks plus 3 more workdays or 3/5 of a week for a total of 4.6 weeks in the month.

     Column 2 in Exhibit A (weekly minimum seed purchase) is changed as shown below.

     [*]

     ** All months are for the year 2001

MED-TEC IOWA, INC.                                  IMPLANT SCIENCES CORPORATION


/s/ Clayton Korver                                  /s/ Anthony J. Armini
---------------------------                         ----------------------------
Clayton Korver       Date                           Anthony J. Armini       Date
It's President & CEO                                It's President & CEO


[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.